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                    [LETTERHEAD OF McDERMOTT, WILL & EMERY]

                                                                   June 27, 1997

Valassis Communications, Inc.
19975 Victor Parkway
Livonia, Michigan 48152

Ladies and Gentleman:

           We have acted as your special counsel in connection with the proposed offering and sale by Conpress International (Netherlands Antilles) N.V., a Netherlands Antilles limited liability company of 13,000,000 shares of the common stock, $0.01 par value per share (in addition to 1,950,000 shares of common stock subject to an over-allotment option granted to the Underwriters) (the "Shares") of Valassis Communications, Inc., a Delaware corporation (the "Company"), as contemplated by the Prospectus (the "Prospectus") included as part of the Registration Statement on Form S-3, as amended, (the "Registration Statement") with respect to the Shares, which is being filed herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

           For the purposes of this opinion, we have examined the Registration Statement and the Prospectus contained therein, and have also examined and relied upon the representations and warranties as to factual matters contained in such documents and upon originals or copies of such corporate records and other documents and have reviewed such questions of law as we considered necessary or appropriate for the purposes of this opinion.

           Members of this firm are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction except for the General Corporation Law of the State of Delaware.

           Based on such examination and review, we are of the opinion that the Shares are duly and validly issued, fully paid and nonassessable.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit

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Valassis Communications, Inc.
June 27, 1997
Page 2

that we are within the category of persons whose consent is required under
Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ McDermott, Will & Emery

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